Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement between Magellan Health Services, Inc. (“Employer”) and Tina Blasi (“Employee”) entered into as of this 3 day of April, 2013.

WHEREAS, Employer and Employee desire to amend the terms of the Employment Agreement, as previously amended on February 25, 2008 and December 1, 2008, and currently in effect between Employer and Employee (collectively the “Employment Agreement”).

NOW THEREFORE, Employer and Employee agree that: (i) the Employment Agreement is hereby amended to delete the Amendment dated February 25, 2008 in its entirety and insert in place thereof the provisions in this Amendment and (ii) all provisions of the Employment Agreement shall remain in full force and effect except as amended herein:

I.  New Change in Control Provisions — Add the following new paragraphs:

1.                                      Termination Without Cause by the Employer or With Good Reason By Executive In connection With, Or Within Two Years After, A Change In Control:  If Employer terminates this Agreement and Employee’s employment without cause, or if Employee terminates this Agreement and Employee’s employment with Good Reason, in connection with a Change in Control (as defined below) (whether before or at the time of such Change in Control) or within two years after a Change in Control, Employee shall receive the following, in lieu of the amounts and benefits described in Section 6:

(i)                                     Base Salary through the date of termination;

(ii)                                  pro-rata Target Bonus for the year in which termination occurs, payable in a single installment immediately after termination;

(iii)                               2 times the sum of (a) Base Salary plus (b) Target bonus, payable in a single cash installment immediately after termination;

(iv)                              if employee elects COBRA coverage for health, dental and vision benefits, Employer shall pay Employer’s contributions for health insurance and Employee shall pay Employee’s contributions rate for health, dental and vision insurance for up to eighteen (18) months after termination.

(v)                                 any other amounts earned, accrued or owing to Executive but not yet paid; and

(vi)                              other payments, entitlements or benefits, if any, that are payable in accordance with applicable plans, programs, arrangements or other agreements of the company or any affiliate.

2.                          Definitions:

A.   Change in Control:

A “Change in Control” of the Employer shall mean the first to occur after the date hereof of any of the following events:

(i)                                     any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 51% or more of the Voting Stock (as defined below) of the Employer;

(ii)                                  the majority of the Board of Directors of the Employer consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was supported by a vote of the directors who then comprised the Continuing Directors, shall be considered to be a Continuing Director;

(iii)                               the Board of Directors of the Employer adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Employer or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Employer’s assets;

(iv)                              all or substantially all of the assets of the Employer are disposed of pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Employer immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Employer,  51% of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Employer; or

(v)                                 the Employer merges or combines with another company and, immediately after the merger or combination, the shareholders of the Employer immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall be excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting

Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Employer prior to such merger or combination.

B. “Cause” in connection with a Change in Control shall mean:

(i)                                     Employee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;

(ii)                                  Employee’s commission of an act of fraud or dishonesty involving his or her duties on behalf of the Employer;

(iii)                               Employee’s willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Employee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Employer and Employee; or

(iv)                              Employee’s willful failure or refusal to abide by the Employer’s policies, rules, procedures or directives, including any material violation of the Employer’s Code of Ethics.

C. “Good Reason” shall mean:

(i)                                     a reduction in Employee’s salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Employer of comparable rank, or a reduction in Employee’s target bonus opportunity for the year in which or any year after the year in which the Change in Control occurs from Employee’s target bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Employee has with the Employer or any bonus plan of the Employer applicable to Employee (or, if no such target bonus opportunity has yet been established for Employee under a bonus plan applicable to Employee for the year in which the Change in Control has occurred, the  target bonus opportunity so established for Employee for the immediately preceding year, if any);

(iii)                               a material diminution in Employee’s position, duties or responsibilities as in effect at the time of a Change in Control, or the assignment to Employee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Employee; or

(iv)                              the relocation by more than 50 miles of the offices of the Employer which constitute at the time of the Change in Control Employee’s principal location for the performance of his or her services to the Employer;

provided that, in each such case, Employee shall have given notice to the Employer that such event or condition has arisen within ninety (90) days after such event or condition has arisen, and the event or condition has continued uncured for a period of more than thirty (30) days after Employee has given such notice thereof to the Employer, and Employee has terminated employment for Good Reason within eighteen (18) months after such uncured event or condition has arisen.

D.                                    “Employer” shall include any entity that succeeds to all or substantially all of the business of the Company,

E.                                     “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified,

F.                                      “Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

II.  Other Changes

1.                                      Amendment to Section 6(c)

Section 6 (c) in the Employment Agreement is hereby amended to change the reference in the fifth line from “35 miles” to “50 miles”.

2.                                      Amendment to Section 7(b)(i):

Section 7(b)(i) is hereby amended to delete it and insert the following in place thereof:

Employee covenants and agrees that during any period in which Base Salary is continued after termination of this Agreement (or in respect of which Base Salary is paid in a lump sum) or for one year after Employee’s voluntary termination of employment without Good Reason or termination of Employee’s employment for cause, he or she will not, on his or her own behalf or as a partner, officer, director, employee, agent, or consultant of any other person or entity, directly or indirectly, engage or attempt to engage in the business of providing or selling services in the United States that are services offered by Employer at the time of the termination of this Agreement, unless waived in writing by Employer in its sole discretion.  Employee recognizes that the above restriction is reasonable and necessary to protect the interest of the Employer and its controller subsidiaries and affiliates.

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment to Employment Agreement as of the date first above written.

Magellan Health Services, Inc.

By	/s/ Barry M. Smith
Duly Authorized

/s/ Tina Blasi
Tina Blasi, Employee